FOR IMMEDIATE RELEASE
CONTACT:
Michael Weber
Chief Financial Officer, XRS Corporation
952-707-5600

XRS Reports Fiscal 2013 Third Quarter Results
Company records mobile software revenue growth of 21 percent, free cash flow of $1.7 million and third consecutive quarter of profitability

MINNEAPOLIS, August 8, 2013 — XRS Corporation (formerly Xata Corporation, NASDAQ:XRSC) reported results for its fiscal 2013 third quarter ended June 30, 2013.

For a third consecutive quarter, the Company reported net income to common shareholders. Specifically, for the third quarter of fiscal 2013, net income to common shareholders was $0.2 million, or $0.01 per diluted share, an increase of $6.4 million compared to a fiscal 2012 third quarter net loss to common shareholders of $6.2 million, or $0.58 per diluted share. The third quarter of fiscal 2012 included impairment and business realignment charges of $5.7 million, or $0.54 per diluted share.

Fiscal 2013 third quarter mobile software revenue grew 21 percent. The Company reported total software revenue and total revenue of $11.3 million and $13.4 million, respectively, for the third quarter of fiscal 2013, compared to total software revenue and total revenue of $11.8 million and $15.6 million, respectively, for the comparable period in fiscal 2012. Further highlights for the quarter include:

•
Fiscal 2013 third quarter software revenue accounted for approximately 84 percent of total revenue, compared to 76 percent for the same period of fiscal 2012, contributing to continuing improvement in overall gross margins.

•	The Company signed 69 new mobile customers in the third quarter of fiscal 2013.

•	Net income of $0.2 million contributed to free cash flow of $1.7 million for the third quarter of fiscal 2013, compared to free cash flow of $29,000 for the same period in fiscal 2012.

"A significant highlight this past quarter was bringing our new XRS mobile solution to market and the high level of interest it has already received," said Jay Coughlan, XRS Corporation chairman and chief executive officer. "At the same time, we were able to achieve three consecutive quarters of profitability and positive cash flow."

For the third quarter of fiscal 2013, selling, general and administrative expenses decreased to $5.1 million, compared to $6.5 million for the comparable period in fiscal 2012. The intangible asset

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 2

impairment and workforce reduction charges recorded in the third quarter of fiscal 2012 continue to drive favorability in the Company's amortization and personnel expenses.

Research and development expenses were $2.9 million and $4.0 million for the third quarter of fiscal 2013 and 2012, respectively. During the third quarter of fiscal 2013, the Company capitalized $0.1 million in software development costs associated with the Company's XRS mobile solution. Continued investment in the enhancement of the XRS mobile solution's functionality and maintenance releases to the Company's legacy solutions to ensure compliance with continually changing governmental regulations drove the research and development expenses recorded in the third quarter of fiscal 2013.

The Company reported non-GAAP earnings of $2.1 million, or $0.07 per diluted share for the third quarter of fiscal 2013, compared to a non-GAAP loss of $0.3 million, or $0.03 per diluted share for the same period in fiscal 2012. Fiscal 2012 non-GAAP earnings was impacted by $1.8 million of business realignment charges. The improvement in non-GAAP earnings is a reflection of improved overall gross margins and a reduced cost structure.

“Consistent with our strategy, XRS Corporation will continue to invest in mobile revenue growth while continuing to meet the current needs of our existing customers and working with them to transition to the XRS solution,” said Coughlan.

For the nine months ended June 30, 2013, mobile software revenue increased 22 percent, while total software revenue remained relatively consistent with the comparable period in fiscal 2012. Total revenue was $42.1 million for the nine months ended June 30, 2013, compared to $48.1 million for the comparable period in fiscal 2012 as a result of decreased hardware revenue as customers continue to adopt mobile solutions with no upfront hardware costs.

For the nine months ended June 30, 2013, the Company reported non-GAAP earnings of $6.5 million, or $0.23 per diluted share, compared to $0.4 million, or $0.01 per diluted share, for the comparable period in fiscal 2012, an increase of $6.1 million. Business realignment charges recorded in fiscal 2012 contributed $1.8 million to the increase in non-GAAP earnings, and the remaining improvement is a reflection of mobile revenue growth, improved overall gross margins and a reduced cost structure.

As of June 30, 2013, the Company maintained a debt-free balance sheet and reported an increase of $2.6 million in working capital to $12.2 million, compared to $9.6 million in working capital as of September 30, 2012. Free cash flow was $4.5 million for the nine months ended June 30, 2013, compared to negative $2.9 million for the comparable period in fiscal 2012.

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 3

Summary of revenue and gross margins (deficits) is as follows (in thousands, except percentage data):

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Revenue:
Software	$11,266	$11,833	$34,613	$35,222
Hardware systems	1,798	3,480	6,569	11,568
Services	340	329	913	1,312
Total revenue	$13,404	$15,642	$42,095	$48,102

Gross margins (deficits):
Software	73%	71%	73%	71%
Hardware systems	18%	(14%)	14%	(8%)
Services	(94%)	(74%)	(88%)	(45%)
Total gross margin	61%	49%	61%	49%

Non-GAAP vs. GAAP Financial Measures
To assist investors in understanding the Company’s financial performance, the Company supplements the financial results that are generated in accordance with the accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures, including non-GAAP earnings, non-GAAP earnings per diluted share, working capital and free cash flow. These non-GAAP financial measures are useful to investors for evaluating the Company’s historical and prospective financial performance, as well as our performance relative to competitors. Management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate its ongoing business operations and to make operating decisions. These non-GAAP financial measures are among the primary factors management uses in planning for and forecasting future period performance. Management believes that these non-GAAP financial measures reflect an additional way of analyzing aspects of the Company’s ongoing operations that, when viewed with our GAAP results, provides a more complete understanding of the factors and trends affecting our business.

The end of this release contains a reconciliation of the specific non-GAAP financial measures to the nearest comparable GAAP measures.

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 4

About XRS
XRS Corporation (formerly Xata Corporation) delivers fleet management and compliance software solutions to the trucking industry to help maintain regulatory compliance and reduce operating costs. XRS is leading the trucking industry's migration to mobile devices for collecting and analyzing compliance and management data. Its mobility-based products have no upfront hardware costs and run on smartphones, tablets and rugged handhelds. XRS has sales and distribution partnerships with the major wireless carriers supporting the U.S. and Canadian trucking industries.

Through XRS' solutions: XataNet, Turnpike, MobileMax and XRS, we are currently serving 112,000 subscriptions through 1,400 customers. Our various solutions help fleet managers, dispatchers and drivers collect, sort, view and analyze data to help reduce costs, increase safety, attain compliance with governmental regulations and improve customer satisfaction.

For more information, visit www.xrscorp.com or call 1-800-745-9282.

Cautionary note regarding forward-looking statements
This announcement includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this announcement are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xrscorp.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 5

XRS Corporation
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(In thousands, except per share data)	2013	2012	2013	2012

Revenue
Software	$11,266	$11,833	$34,613	$35,222
Hardware systems	1,798	3,480	6,569	11,568
Services	340	329	913	1,312
Total revenue	13,404	15,642	42,095	48,102

Cost of goods sold	5,225	8,015	16,577	24,500
Selling, general and administrative	5,094	6,463	15,940	19,172
Research and development	2,873	3,983	8,721	10,979
Impairment of intangible asset	—	3,500	—	3,500
Total costs and expenses	13,192	21,961	41,238	58,151

Operating income (loss)	212	(6,319)	857	(10,049)
Net interest and other expense	(35)	(33)	(82)	(297)

Income (loss) before income taxes	177	(6,352)	775	(10,346)
Income tax (benefit) expense	(52)	(192)	51	(470)

Net income (loss)	229	(6,160)	724	(9,876)

Preferred stock dividends and deemed dividends	(59)	(57)	(175)	(119)

Net income (loss) to common shareholders	$170	$(6,217)	$549	$(9,995)

Net income (loss) per common share:
Basic	$0.02	$(0.58)	$0.05	$(0.93)
Diluted	$0.01	$(0.58)	$0.03	$(0.93)

Weighted average common and common share equivalents:
Basic	10,858	10,753	10,831	10,714
Diluted	28,345	10,753	27,766	10,714

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 6

XRS Corporation
Consolidated Balance Sheets

	June 30,	September 30,
(In thousands)	2013	2012
	(Unaudited)
Current assets
Cash and cash equivalents	$9,309	$7,120
Accounts receivable, net	6,760	7,835
Inventories	2,607	3,811
Deferred product costs	692	770
Prepaid expenses and other current assets	2,004	1,406
Total current assets	21,372	20,942

Equipment and leasehold improvements, net	6,172	7,313
Intangible assets, net	4,940	6,487
Goodwill	16,386	17,288
Deferred product costs, net of current portion	261	425
Other assets	663	351
Total assets	$49,794	$52,806

Current liabilities
Revolving line of credit	$—	$2,300
Accounts payable	3,523	3,436
Accrued expenses	4,925	4,832
Deferred revenue	1,928	2,314
Total current liabilities	10,376	12,882

Deferred revenue, net of current portion	619	1,077
Deferred tax liabilities	—	9
Other long-term liabilities	132	314
Total liabilities	11,127	14,282

Shareholders' equity
Preferred stock	44,524	44,292
Common stock	108	108
Additional paid-in capital	50,490	49,979
Accumulated deficit	(56,770)	(57,319)
Accumulated other comprehensive income	315	1,464
Total shareholders' equity	38,667	38,524
Total liabilities and shareholders' equity	$49,794	$52,806

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 7

XRS Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	June 30,
(In thousands)	2013	2012

Operating activities
Net income (loss)	$724	$(9,876)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,080	6,318
Impairment of intangible asset	—	3,500
Amortization of deferred financing costs	57	20
Deferred income taxes	(9)	(532)
Loss on sale or disposal of equipment and leased equipment	48	75
Stock-based compensation	498	628
Changes in assets and liabilities:
Accounts receivable, net	1,056	1,290
Inventories, net	1,165	(363)
Deferred product costs	242	661
Prepaid expenses and other assets	(672)	(403)
Accounts payable	(162)	(874)
Accrued expenses and other liabilities	(10)	779
Deferred revenue	(837)	(1,546)
Net cash provided by (used in) operating activities	7,180	(323)

Investing activities
Purchase of equipment and leasehold improvements	(2,324)	(2,536)
Capitalized software development	(355)	—
Proceeds from the sale of equipment	16	2
Net cash used in investing activities	(2,663)	(2,534)

Financing activities
Revolving line of credit	(2,300)	2,100
Payments on debt obligations	—	(3,627)
Deferred financing costs	(50)	(97)
Proceeds from exercise of options	13	—
Net cash used in financing activities	(2,337)	(1,624)

Effects of exchange rate on cash	9	(14)

Increase (decrease) in cash and cash equivalents	2,189	(4,495)

Cash and cash equivalents
Beginning	7,120	12,407
Ending	$9,309	$7,912

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 8

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Non-GAAP Earnings and Non-GAAP Earnings Per Diluted Share

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
(In thousands, except per share data)	2013	2012	2013	2012

Net income (loss) to common shareholders	$170	$(6,217)	$549	$(9,995)

Adjustments:
Depreciation & amortization expense	1,718	2,351	5,080	6,318
Impairment of intangible asset	—	3,500	—	3,500
Stock-based compensation	150	135	498	628
Net interest expense	27	31	68	304
Preferred stock dividends and deemed dividends	59	57	175	119
Income tax (expense) benefit	(52)	(192)	51	(470)
Other	—	—	50	—
Total adjustments	1,902	5,882	5,922	10,399

Non-GAAP earnings (loss)	$2,072	$(335)	$6,471	$404

Non-GAAP earnings (loss) per diluted share	$0.07	$(0.03)	$0.23	$0.01

Shares used in calculating non-GAAP earnings (loss) per diluted share	28,345	10,753	27,766	27,238

Working Capital

	June 30,	September 30,
(In thousands)	2013	2012

Current assets	$21,372	$20,942
Current liabilities	(10,376)	(12,882)
Net current assets	10,996	8,060
Current portion of deferred revenue net deferred costs	1,236	1,544
Working capital	$12,232	$9,604

XRS Corporation Releases Fiscal 2013 Third Quarter Results – Page 9

XRS Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

Free Cash Flow

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2013	2012	2013	2012

Net cash provided by (used in) operating activities	$2,933	$583	$7,180	$(323)
Net cash used in investing activities:
Purchase of equipment and leasehold improvements	(95)	(62)	(319)	(1,977)
Purchase of Relay assets	(843)	(492)	(2,005)	(559)
Capitalized software development	(270)	—	(355)	—
Proceeds from the sale of equipment	—	—	16	2
Net cash used in investing activities	(1,208)	(554)	(2,663)	(2,534)

Free cash flow	$1,725	$29	$4,517	$(2,857)